SECOND AMENDMENT TO EMPLOYMENT AGREEMENT


      THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (the "Second Amendment") is entered into as of January 17, 2007 by and between Seaboard Marine Ltd., a Liberian corporation, together with any successor thereto, the "Company," and Edward A. Gonzalez ("Executive").

                      W I T N E S S E T H:

     WHEREAS, the Company and Executive entered into that certain Employment Agreement ("Employment Agreement") dated as of July 1, 2005, which was amended pursuant to that certain Amendment to Employment Agreement dated August 8, 2006 (the "Amendment");

      WHEREAS, it was intended that the Amendment also set forth an amendment to Section 10 of the Employment Agreement to extend the "Non-Compete Period";

      WHEREAS, the Company and Executive desire to amend the Employment Agreement, as amended, as set forth herein;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and promises contained herein, and Employee's continued employment hereunder, and for further good and valuable consideration, the Company and Executive hereby agree as follows:

     1.   Amendment to Paragraph 10.   The  definition  of  "Non-
Compete Period" or "Non-Solicitation Period," as set   forth   in
paragraph 10(a) of the Employment Agreement, as amended, is amended and restated to read as follows:

          (a) "Non-Compete Period" or "Non-Solicitation Period" means the period beginning with the Commencement Date and ending on: (x) the two year anniversary date of the Date of Termination with respect to any termination of employment by the Executive pursuant to Section 8(d) above by Executive's resignation other than for Good Reason; or (y) the one
     (1) year anniversary date of the Date of Termination with respect to any other termination of employment hereunder.

     2.   Agreement Continues in Effect.   Except  as  set  forth
herein, the Employment Agreement shall continue in full force and effect pursuant to its terms.

     3. Miscellaneous. This Amendment shall be governed and construed in accordance with the laws of the State of Florida, without reference to principles of conflict of laws. This Amendment may be executed in counterparts (including by facsimile), each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

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     IN  WITNESS  WHEREOF,  the Company has  duly  executed  this
Agreement by its authorized representative, and Executive has hereto set his hand, in each case, effective as of the date first above written.

                                   SEABOARD MARINE LTD.



                                   By:  /s/ Robert L. Steer
                                        Robert L. Steer, Vice President


                                   EXECUTIVE:



                                   By:  /s/ Edward A. Gonzalez
                                        Edward A. Gonzalez